EXHIBIT 10.2

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

RESTRICTED STOCK UNIT NOTICE

FOR

DIVIDEND CAPITAL TOTAL ADVISORS LLC

This Notice, dated as of February 25, 2015 (the “Effective Date”), evidences the creation of restricted stock units (each, a “Unit,” and collectively, the “Units”), that have been granted to Dividend Capital Total Advisors LLC, a Delaware limited liability company (the “Advisor”), conditioned upon the Advisor’s agreement to the terms of the attached Restricted Stock Unit Agreement (the “Agreement”), which includes an agreement to offset certain amounts against fees and expense reimbursements otherwise payable under the then-current advisory agreement among the Advisor, Dividend Capital Diversified Property Fund Inc., a Maryland corporation (“DPF”), and Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (the “Advisory Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement, which is incorporated by reference herein. Each whole Unit is equivalent in value to one Class I share of the Common Stock of DPF (each, a “Class I Share” and collectively, the “Class I Shares”) and represents the commitment of DPF to issue one Class I Share, at a future date, to the Advisor or the Advisor’s designee, subject to the terms of the Agreement. The Units are credited to a separate account maintained for the Advisor on the books and records of DPF (the “Account”). All amounts credited to the Account will continue for all purposes to be part of the general assets of DPF.

Number of Units: 135,358.636

Vesting Schedule: The Units will, subject to the terms of the Agreement, vest and become nonforfeitable on April 13, 2018.

{Signatures follow.}

IN WITNESS WHEREOF, the parties hereto have executed this Notice and the attached Restricted Stock Unit Agreement as of the date and year first above written.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/s/ M. Kirk Scott
Name:	M. Kirk Scott
Title:	Chief Financial Officer

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

By:	Dividend Capital Diversified Property Fund Inc., its General Partner

By:	/s/ M. Kirk Scott
Name:	M. Kirk Scott
Title:	Chief Financial Officer

DIVIDEND CAPITAL TOTAL ADVISORS LLC

By:	Dividend Capital Total Advisors Group LLC, its Sole Member

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

RESTRICTED STOCK UNIT AGREEMENT

FOR

DIVIDEND CAPITAL TOTAL ADVISORS LLC

1.             Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement or the Notice.

2.             Vesting and Payment Offset. The Units will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice, except as otherwise set forth herein. In the twelve calendar months following the Vesting Date, DPF shall deduct (a) the Offset Shortfall (which shall be zero for the purposes of this calculation in the first calendar month following the Vesting Date) and (b) 1/12th of the Offset Amount, from the cash payments otherwise due and payable in such calendar month to the Advisor under the Advisory Agreement for any fees or expense reimbursements. If the cash payments otherwise due and payable in the relevant month to the Advisor under the Advisory Agreement for any fees or expense reimbursements are less than all of the amounts to be deducted by DPF pursuant to the immediately preceding sentence above, then the difference shall accrue as an offset shortfall (the “Offset Shortfall”). If an Offset Shortfall continues to exist after the twelfth month following the Vesting Date, then then the Advisor shall promptly pay such amount to DPF.

3.             Termination.

(a)             This Agreement shall automatically terminate upon termination or non-renewal of the Advisory Agreement, by any party for any reason. In addition, upon a Change in Control of DPF, then either the Advisor or DPF may immediately terminate this Agreement upon delivery of written notice to the other party. Further, the Advisor may immediately terminate this Agreement upon delivery of written notice to DPF following the Advisor’s receipt of a notice from DPF pursuant to Section 9(a).

(b)             Upon termination of this Agreement, the Advisor will promptly pay any Unused Offset Amounts to DPF or, at the Advisor’s election, return Class I Shares in equal value, with such value based on the Class I NAV as of the date of termination of this Agreement. In addition, upon termination of this Agreement, all Units that are not then vested and nonforfeitable will be forfeited to DPF immediately and automatically without payment of any consideration therefor and the Advisor will have no further right, title or interest in or to such Units; provided, however, that, unless this Agreement was terminated at the election of the Advisor following a Change in Control of DPF or as a result of a premature termination of the Advisory Agreement at the election of DPF for Cause (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor, then following such forfeiture of Units, the Advisor shall have the right to acquire from DPF the number of Class I Shares equal to the number of Units forfeited, in return for a purchase price equal to such number of Class I Shares multiplied by the Effective Date Class I NAV. The Advisor shall notify DPF of its election to exercise the foregoing acquisition right within 30 days following the termination of this Agreement, and the parties shall close the transaction within 60 days following the termination of this Agreement. Sections 6(c), 6(d), 6(e), 7 and 13 shall survive termination of this Agreement.

4.             Restrictions on Transfer. Without the express written consent of DPF, neither this Agreement nor any of the Units may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the Units shall not be subject to execution, attachment or similar process, except as provided in the following sentence. The Advisor may assign its rights under this Agreement to receive Class I Shares upon settlement of Units to senior employees of the Advisor and its Affiliates pursuant to the Senior Executive RSU Program, provided that DPF will have the opportunity to ensure that in connection with such assignment the Advisor’s and DPF’s related rights and obligations under this Agreement have been reasonably addressed as part of that assignment. Notwithstanding the foregoing, decisions with regard to whom transfers will be made and in what amounts will remain in the sole discretion of the Advisor.

5.             Dividend Equivalent Payments. If the Board of DPF declares and DPF pays a cash dividend on Class I Shares for any period in which the Units are unpaid and outstanding (regardless of whether such Units are then vested), the Advisor will be entitled to dividend equivalents (“Dividend Equivalents”) with respect to that cash dividend equal to the cash dividends that would have been payable on the same number of Class I Shares as the number of whole and fractional Units subject to this Agreement and credited to the Advisor’s Account had such Class I Shares been outstanding during the same portion of such period as the Units were unpaid and outstanding. Any such Dividend Equivalents will be paid within 30 days from the dividend payment date established by DPF, and will be paid in cash unless the Advisor gives prior notice to DPF to have all or a portion of the Dividend Equivalents paid in the form of Class I Shares (including, as applicable, fractional Class I Shares) (the “Share Dividend Portion”). If an election is made to have all or a portion of the Dividend Equivalents paid in the form of Class I Shares, the number of Class I Shares paid as Dividend Equivalents with respect to any period for which a dividend is paid shall be determined by dividing (1) the Share Dividend Portion of the aggregate cash dividend that would have been payable on the same number of Class I Shares as the number of Units subject to this Agreement had such Class I Shares been outstanding during the same portion of such period as the Units were unpaid and outstanding, by (2) the per-share Class I NAV determined on the dividend payment date.

6.             Settlement of Units

(a)             Manner of Settlement. DPF will issue to the Advisor or the Advisor’s designee, in settlement of Units and subject to the provisions of Section 8 below, the number of Class I Shares that equals the number of Units that become vested, and such vested Units will terminate and cease to be outstanding upon such issuance of the Class I Shares. Upon issuance of such Class I Shares, DPF will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on the Advisor’s behalf electronically to DPF’s designated transfer agent or such broker-dealer as DPF may choose at its sole discretion, within reason. As a condition to the settlement of the Units, DPF may require the Advisor to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by DPF.

(b)             Timing of Settlement. All of the vested Units will be settled by DPF, as described herein, on the date that the Units become vested and nonforfeitable.

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(c)             Share Transfer Restrictions After Settlement. The Class I Shares received by the Advisor pursuant to this Agreement upon settlement of the Units or as Dividend Equivalents shall be eligible for redemption under DPF’s Share Redemption Program, subject to applicable restrictions under DPF’s Insider Trading Policy. Transfers may also be made pursuant to the Senior Executive RSU Program, subject to the conditions herein, and notwithstanding the fact that the Class I Shares participants receive pursuant to the Senior Executive RSU Program are not acquired directly from DPF, such Class I Shares shall be eligible for redemption under DPF’s Share Redemption Program, subject to applicable restrictions under DPF’s Insider Trading Policy. The Class I Shares have not been registered under federal or state securities laws and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such laws. Transfers outside of the Share Redemption Program and/or the Senior Executive RSU Program will be permitted on a case-by-case basis if approved by the Board of DPF and such transfers must comply with applicable laws. Pledges of Class I Shares received pursuant to this Agreement will be permitted only with the prior consent of DPF or upon the delivery to DPF of an opinion of counsel of recognized standing reasonably satisfactory to DPF that such pledge or potential resulting transfer will not violate applicable federal or state securities laws. The foregoing transfer restrictions shall apply not only to Class I Shares issued pursuant to this Agreement but also any other securities acquired directly or indirectly pursuant to this Agreement, including but not limited to securities paid as Dividend Equivalents, securities with respect to which Class I Shares are reclassified, converted or exchanged, or securities paid as stock dividends on any of the foregoing, but excluding securities purchased pursuant to DPF’s Distribution Reinvestment Plan or otherwise purchased in a transaction unrelated to this Agreement. Any attempt to transfer securities without compliance with this Section 6(c) shall be voidable at the option of DPF. Transfer restrictions will be lifted upon termination of this Agreement, except that (a) DPF shall continue to have the right to confirm to its reasonable satisfaction prior to any transfer or pledge that such transfer or pledge complies with applicable securities laws and (b) the Market Stand-Off Agreement described in Section 6(f) shall continue to apply to the Advisor.

(d)             Share Transfer Restrictions Applicable to Senior Executive RSU Program. The Advisor acknowledges that DPF has an interest in applying transfer restrictions to recipients of Class I Shares pursuant to the Senior Executive RSU Program. Accordingly, the Advisor will implement the following transfer restrictions with respect to Class I Shares acquired under this Agreement that are redistributed as part of a Senior Executive RSU Program, and designate DPF as a third-party beneficiary of such transfer restrictions with the right to enforce them. The Advisor shall notify participants in the Senior Executive RSU Program that, notwithstanding the fact that the Class I Shares they receive pursuant to the Senior Executive RSU Program are not acquired directly from DPF, such Class I Shares shall be eligible for redemption under DPF’s Share Redemption Program, subject to applicable restrictions under DPF’s Insider Trading Policy, and shall be transferable upon the participant’s death. For purposes of determining the applicable holding period with respect to the short-term trading discount, the recipient shall be deemed to have held the Class I Shares beginning with the date that the Advisor grants an interest in such shares (including through a restricted stock unit agreement) pursuant to the Senior Executive RSU Program. The Advisor shall notify participants in the Senior Executive RSU Program that (i) the Class I Shares have not been registered under federal or state securities laws and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such laws, (ii) transfers outside of the Share Redemption Program or other than upon the participant’s death will be permitted on a case-by-case basis if approved by the Board of DPF and such transfers must comply with applicable laws, (iii) pledges of Class I Shares received pursuant to the Senior Executive RSU Program will be permitted only with the prior consent of DPF or upon the delivery to DPF of an opinion of counsel of recognized standing reasonably satisfactory to DPF that such pledge or potential resulting transfer will not violate applicable federal or state securities laws, and (iv) any attempt to transfer Class I Shares without compliance with these provisions shall be voidable at the option of DPF. The foregoing transfer restrictions shall apply not only to Class I Shares delivered pursuant to the Senior Executive RSU Program but also any other securities acquired directly or indirectly pursuant to the Senior Executive RSU Program, including but not limited to securities paid as Dividend Equivalents, securities with respect to which Class I Shares are reclassified, converted or exchanged, or securities paid as stock dividends on any of the foregoing, but excluding securities purchased pursuant to DPF’s Distribution Reinvestment Plan or otherwise purchased in a transaction unrelated to the Senior Executive RSU Program. Transfer restrictions will be lifted upon termination of the individual’s Service to the Advisor or its Affiliates for any reason, except that, other than with respect to transfers upon a participant’s death, (a) DPF shall continue to have the right to confirm to its reasonable satisfaction prior to any transfer or pledge that such transfer or pledge complies with applicable securities laws and (b) the Market Stand-Off Agreement described in Section 6(f) shall continue to apply to participants in the Senior Executive RSU Program.

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(e)             Reacquisitions of Class I Shares by the Advisor. Notwithstanding anything to the contrary in this Agreement, the Advisor and/or its indirect owners are permitted to acquire or reacquire Class I Shares from participants in the Senior Executive RSU Program, pursuant to terms the Advisor establishes, provided such acquisitions or reacquisitions do not require registration under the Securities Act of 1933, as amended, and/or applicable state securities laws.

(f)             Market Stand-Off Agreement. The Advisor agrees that following the listing of any DPF equity securities on a national securities exchange registered under Section 6 of the Exchange Act, for the duration specified by and to the extent requested by DPF upon the advice of DPF’s underwriter or investment banking adviser, the Advisor shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of DPF, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and up to the 180 days after the listing of any DPF securities on a national securities exchange registered under Section 6 of the Exchange Act (or such shorter period as may be requested in writing by DPF) (the “Market Stand-Off Period”). In addition, the Advisor agrees to execute any further letters, agreements and/or other documents requested by DPF or its underwriters that are consistent with the terms of this Section 6(f). DPF may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period. The Advisor agrees to impose the foregoing Market Stand-Off Agreement on every participant under the Senior Executive RSU Program, except that participants shall be permitted to transfer securities upon the participant’s death, and designate DPF as a third-party beneficiary of such Market Stand-Off Agreement with the right to enforce it.

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7.             Senior Executive RSU Program. DPF acknowledges that the Advisor intends to redistribute Class I Shares acquired pursuant to this Agreement as part of a Senior Executive RSU Program. DPF acknowledges and agrees that, except as expressly provided herein, the Advisor shall retain complete discretion and authority with regard to the administration of the Senior Executive RSU Program, including but not limited to (a) the potential recipients of Class I Shares pursuant to the Senior Executive RSU Program, (b) the number of Class I Shares an individual may receive pursuant to the Senior Executive RSU Program, (c) the terms pursuant to which an individual may receive Class I Shares pursuant to the Senior Executive RSU Program. Notwithstanding the foregoing, the Advisor acknowledges and agrees that DPF has an interest in ensuring that the redistribution of Class I Shares complies with applicable federal and state securities laws and that such shares have appropriate transfer restrictions. Accordingly, the Advisor agrees to reasonably cooperate with DPF to ensure that the redistribution of Class I Shares pursuant to the Senior Executive RSU Program complies with all applicable federal and state securities laws and regulations. The Advisor shall provide DPF and participants in the Senior Executive RSU Program with any and all information that DPF reasonably requests in order to ensure such compliance. The Advisor shall not, without DPF’s consent, which shall not be unreasonably withheld in light of applicable federal and blue sky securities laws, distribute Class I Shares acquired pursuant to this Agreement to more than 35 persons, and shall only offer Class I Shares acquired pursuant to this Agreement to individuals with whom the Advisor has a pre-existing, substantive relationship. The Advisor shall make any redistribution of Class I Shares pursuant to the Senior Executive RSU Program subject to a provision substantially similar to that provided in Section 13 of this Agreement. The Advisor shall provide participants in the Senior Executive RSU Program with information substantially similar to that provided in Section 23 of this Agreement. Any attempt to transfer Class I Shares without compliance with this Section 7 shall be voidable at the option of DPF.

8.             Adjustments for Corporate Transactions and Other Events

(a)             Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Class I Shares, the number of outstanding Units shall, without further action of DPF, be adjusted to reflect such event. Adjustments under this paragraph will be made by DPF, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive absent manifest error.

(b)             Merger, Consolidation and Other Events. If DPF shall be the surviving or resulting corporation in any merger or consolidation and the Class I Shares (meaning all outstanding shares of this class) shall be converted into other securities, the Units shall pertain to and apply to the securities to which a holder of the number of Class I Shares subject to the Units would have been entitled. If the stockholders of DPF receive by reason of any distribution in total or partial liquidation or pursuant to any merger of DPF or acquisition of its assets, securities of another entity or other property (including cash), then any rights of DPF under this Agreement shall inure to the benefit of DPF’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of Class I Shares subject to the Units would have been entitled, in the same manner and to the same extent as the Units.

9.             Authority upon a Change in Control and Other Corporate Events

(a)             Subject to Section 9(b), in the event of any Change in Control of DPF or other transaction or event described in Section 8, DPF is hereby authorized to take any of the following actions with respect to the Units, provided that it shall give the Advisor at least 30 days prior notice in order to give the Advisor an opportunity to exercise its rights to terminate this Agreement pursuant to Section 3:

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(i)             a determination that the terms of any Units will be replaced or modified with a form of compensation that is, as close as reasonably practicable as determined in DPF’s discretion, economically equivalent as of the date of such replacement or modification;

(ii)             a determination that all or some Units shall become immediately vested either prior to or as of such event; or

(iii)             a determination that upon such event, the Units be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares subject of the Units, provided that the new compensation is, as close as reasonably practicable as determined in DPF’s discretion, economically equivalent as of the date of such event.

(b)             With respect to the Units, no adjustment or action described in this Section 9 or in any other provision of this Agreement shall be authorized to the extent that such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless DPF determines that the Units are not to comply with such exemptive conditions.

10.            No Guarantee of Service Relationship. Nothing in this Agreement shall alter either DPF’s or the Advisor’s rights to terminate the Advisory Agreement.

11.             Rights as Stockholder. The Advisor shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be delivered in settlement of the Units until such shares of Common Stock have been issued and delivered to the Advisor.

12.            DPF’s Rights. The existence of the Units shall not affect in any way the right or power of DPF or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in DPF’s capital structure or its business, or any merger or consolidation of DPF, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of DPF, or any sale or transfer of all or any part of DPF’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that Class I Shares that the Advisor receives pursuant to this Agreement shall not be treated any differently than all other Class I Shares.

13.            Restrictions on Issuance of Shares. The issuance and delivery of Class I Shares upon settlement of the Units shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No Class I Shares may be issued or delivered hereunder if the issuance or delivery of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Advisor or DPF to obtain from any regulatory body having jurisdiction the authority, if any, deemed by DPF’s legal counsel to be necessary to the lawful issuance and delivery of any shares subject to the Units shall relieve DPF of any liability in respect of the failure to issue or deliver such shares as to which such requisite authority shall not have been obtained. If necessary to satisfy any law, regulation, rule or administrative decision with respect to the Advisor’s or DPF’s ongoing operations, including any ongoing offering of Common Stock, DPF shall have authority to replace or modify the terms of any vested or unvested Units with a form of compensation that is, as close as reasonably practicable as determined in DPF’s discretion, economically equivalent as of the date of such replacement or modification. With respect to the Units, no adjustment or action described in this Section 13 or in any other provision of this Agreement shall be authorized to the extent that such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless DPF determines that the Units are not to comply with such exemptive conditions.

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14.            Reservation of Shares. DPF will reserve and set apart and have at all times, free from preemptive rights, a number of authorized and unissued Class I Shares sufficient to enable it at any time to fulfill all its obligations hereunder .

15.            Notices. All notices and other communications made or given pursuant to this Agreement shall be given pursuant to the Advisory Agreement. Notwithstanding the foregoing, DPF may, in its sole discretion, decide to deliver any information related to Class I Shares by electronic means as described further in Section 23.

16.            Entire Agreement. This Agreement, together with the relevant Notice, contain the entire agreement between the parties with respect to the Units granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Units granted hereunder shall be void and ineffective for all purposes.

17.            Amendment. This Agreement may not be amended without the express written consent of DPF and the Advisor.

18.            No Obligation to Minimize Taxes. DPF has no duty or obligation to minimize the tax consequences to the Advisor of this award of Units and shall not be liable to the Advisor for any adverse tax consequences to the Advisor arising in connection with this award.

19.            No Trust or Fund Created. None of this Agreement, the grant of Units hereunder, or the delivery of shares of Common Stock upon settlement of the Units shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Advisor, DPF, or any other person. To the extent that the Advisor or any other person acquires a right to receive payments from DPF pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of DPF.

20.            Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland (without reference to the conflict of laws rules or principles thereof).

21.            Arbitration. To the extent that a dispute arises between the parties under this Agreement, the parties agree to attempt to settle such dispute through non-binding mediation to be held for a maximum of one (1) day administered by the Judicial Arbiter Group (“JAG”), before a mutually-agreed representative of JAG, in accordance with its commercial mediation rules then in effect. If such dispute cannot be resolved through mediation, it shall be resolved by binding arbitration before a panel of three (3) arbitrators of JAG (selected by the JAG mediator) under the commercial arbitration rules then in effect. Each party shall bear its own legal, accounting and other similar fees incurred in connection with such arbitration; provided that (a) the losing party shall bear the costs of such arbitration and (b) the arbitrators shall award legal fees to the prevailing party in such dispute. Such arbitration and determination shall be final and binding on the parties and judgment may be entered upon such determination in any court having jurisdiction thereof (and such judgment enforced, if necessary, through judicial proceedings). It is understood and agreed that the arbitrators shall be specifically empowered to designate and award any remedy available at law or in equity, including specific performance. The parties agree that any such mediation or arbitration shall be conducted in Denver, Colorado. This arbitration provision is in no way intended to reduce or modify the sole and absolute discretion afforded to DPF or the Advisor under this Agreement, to the extent applicable.

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22.            Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

23.            Electronic Delivery of Documents. By signing the Notice, the Advisor acknowledges receipt of DPF’s current prospectus for its ongoing public offering of Class I Shares (SEC Registration No. 333-175989), which has been filed with the Securities and Exchange Commission by DPF, and represents that it understands and is familiar with the information contained therein. In addition, the following documents, which have been filed with the Securities and Exchange Commission by DPF, are incorporated herein by reference:

(a)             The DPF’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b)             All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by DPF document referred to in (a) above; and

(c)             The description of DPF’s Class I common stock contained in DPF’s Registration Statement on Form 8-A (File No. 000-52596), filed with the Securities and Exchange Commission on April 30, 2013, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by DPF pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), will be deemed to be incorporated herein by reference and to be a part of the information disclosed to the Advisor from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of the information disclosed to the Advisor to the extent that a statement contained herein, or in a subsequently filed document incorporated or deemed to be incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of the information disclosed to the Advisor.

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Upon written or oral request, DPF will deliver to the Advisor, without charge, copies of any of the documents described above. DPF shall also make available to the Advisor the opportunity to ask questions and receive answers concerning the foregoing information.

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GLOSSARY

(a)             “Advisor” means Dividend Capital Total Advisors LLC, a Delaware limited liability company.

(b)             “Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, general partner or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, general partner or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

(c)             “Agreement” means this document, as amended from time to time, together with the Notice, which is incorporated herein by reference.

(d)             “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(e)             “Board” means the Board of Directors of DPF.

(f)             “Change in Control” means, with respect to the entity undergoing the Change in Control (the “Entity”), any of the following transactions:

(i)             any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Entity (not including in the securities beneficially owned by such Person any securities acquired directly from the Entity or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Entity’s then outstanding securities (a “Controlling Interest”), excluding (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Entity, or (B) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)             a change in the composition of the Board of the Entity over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds (2/3) of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; or

(iii)             there is consummated a merger or consolidation of the Entity or any direct or indirect subsidiary of the Entity with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Entity outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Entity or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Entity (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Entity (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Entity or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Entity’s then outstanding securities; or

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(iv)             the stockholders of the Entity approve a plan of complete liquidation or dissolution of the Entity or there is consummated an agreement for the sale or disposition by the Entity of all or substantially all of the Entity’s assets, other than a sale or disposition by the Entity of all or substantially all of the Entity’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Entity in substantially the same proportions as their ownership of the Entity immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (I) solely as the result of a public offering or (II) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Entity immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Entity immediately following such transaction or series of transactions.

For purposes of a Change in Control, “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Entity or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Entity or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Entity in substantially the same proportions as their ownership of stock of the Entity.

(g)             “Class I NAV” means, with respect to any day, the most current daily net asset value per Class I Share publicly disclosed by DPF on its website as of the end of such day.

(h)             “Class I Share” means a Class I share of Common Stock.

(i)             “Common Stock” means the common stock of DPF, par value $0.01 per share, issued or authorized to be issued in the future, including unclassified shares of common stock as well as Class A, Class W and Class I shares of common stock, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

(j)             “DPF” means Dividend Capital Diversified Property Fund Inc., a Maryland corporation.

(k)             “Effective Date Class I NAV” means the Class I NAV as of the end of the Effective Date.

(l)             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)             “Insider Trading Policy” means the DPF’s insider trading policy, as it may be amended from time to time.

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(n)             “Market Stand-Off Agreement” means the agreement set forth in Section 6(f) of this Agreement.

(o)             “Notice” means the statement, letter or other written notification provided to the Advisor by DPF setting forth the terms of a grant of Units made to the Advisor.

(p)             “Offset Amount” means the number of Units vesting on the Vesting Date multiplied by the Effective Date Class I NAV.

(q)             “Senior Executive RSU Program” means a restricted stock unit program administered by the Advisor pursuant to which the Advisor expects to redistribute Class I Shares acquired under this Agreement to senior employees of the Advisor and its Affiliates or assign its rights under this Agreement to receive Class I Shares upon settlement of Units to such employees.

(r)             “Service” means an individual’s employment, service as a non-executive director, or other service relationship with the Advisor and its Affiliates, which for these purposes shall include (whether within the foregoing definition or not) BCC-BD Expense Company LLC or its successor. The person’s Service will be considered to have ceased with the Advisor and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which the person is employed or otherwise has a service relationship is not Dividend Capital Total Advisors LLC or its successor or an Affiliate of Dividend Capital Total Advisors LLC or its successor.

(s)             “Share Redemption Program” means DPF’s Class A, W and I Share Redemption Program, as it may be amended from time to time.

(t)             “Unit” means a unit, the value of which shall always be equal to the value of one Class I Share.

(u)             “Unused Offset Amount” means any Offset Amount or Offset Shortfall that has not been fully deducted from the cash payments otherwise due to the Advisor under the Advisory Agreement for fees and expense reimbursements, or otherwise realized by DPF pursuant to Section 2 of the Agreement.

(v)             “Vesting Date” means the date that Units vest in accordance with this Agreement.

{End of Agreement}

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